November 6, 2007
Media Contact:  Cynthia Messina, Las Vegas, NV (702) 876-7132
Shareholder Contact:  Ken Kenny, Las Vegas, NV (702) 876-7237
SWX-NYSE
For Immediate Release

SOUTHWEST GAS CORPORATION
REPORTS THIRD QUARTER RESULTS

Las Vegas – Southwest Gas Corporation recorded a net loss of $0.22 per share for the third quarter of 2007, a $0.04 improvement from the loss of $0.26 per share recorded during the third quarter of 2006.  Net loss for the third quarter of 2007 was $9.3 million, compared to a loss of $10.7 million in the prior period.  Due to the seasonal nature of the business, net losses during the second and third quarters are normal and not generally indicative of earnings for a complete twelve-month period.

According to Jeffrey W. Shaw, Chief Executive Officer, “Although quarterly results improved, much of the improvement is attributable to a reallocation of operating margin between periods in our California jurisdictions (from the first quarter into the second and third quarters).  After adjusting for the reallocation, incremental operating margin from rate relief and customer growth totaled approximately $2 million in the current quarter, whereas operating costs increased by $5 million.  Customer growth continues to moderate as the Company added 48,000 customers over the past 12 months.”

Looking ahead, Shaw noted, “We recently filed a $50 million general rate increase request in Arizona to help recover rising operating costs and infrastructure investments.  We are also supporting rate design changes which, if approved, would encourage

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energy efficiency and also shield the Company and its customers from weather-related volatility.  We hope to have new rates in place in about a year.”

For the twelve months ended September 30, 2007, consolidated net income was $86.8 million, or $2.06 per basic share, compared to $67.4 million, or $1.69 per basic share, during the twelve-month period ended September 30, 2006.  Results for the prior twelve-month period include net nonrecurring charges of approximately $0.09 per share.

Natural Gas Operations Segment Results

Third Quarter
Operating margin, defined as operating revenues less the cost of gas sold, increased $8 million, or seven percent, in the third quarter of 2007 compared to the third quarter of 2006.  Rate changes (primarily from implementing a California equalized margin tracker mechanism, effective January 2007) accounted for $7 million of the increase in operating margin compared to the prior year.  New customers accounted for the remaining incremental operating margin during the quarter as the Company added 48,000 customers during the last twelve months, an increase of three percent.

Operating expenses for the quarter increased $5 million, or four percent, compared to the third quarter of 2006 primarily due to general cost increases and incremental

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operating costs associated with serving additional customers.  A reduction in property tax rates mitigated the overall operating expense increase.

Net financing costs increased $1.2 million between periods primarily due to higher rates on variable-rate debt and interest expense associated with deferred purchased gas cost balances.

Twelve Months to Date
Operating margin increased $61 million between periods.  Rate relief in Arizona and California added $31 million.  Customer growth contributed an incremental $16 million.  Differences in heating demand, caused primarily by weather variations, resulted in a $14 million increase in operating margin as warmer-than-normal temperatures were experienced during both periods (during the current twelve-month period the negative impact was $7 million, while the negative impact during the prior twelve-month period was $21 million).

Operating expenses increased $28.5 million, or six percent, between periods primarily due to general increases in labor and maintenance costs, and incremental operating costs associated with serving additional customers.  Higher uncollectible and employee-related costs also contributed to the increase.  Net financing costs increased slightly between periods primarily due to higher rates on variable-rate debt.

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Southwest Gas Corporation provides natural gas service to approximately 1,800,000 customers in Arizona, Nevada, and California.  Its service territory is centered in the fastest-growing region of the country.

This press release may contain statements which constitute "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995 (Reform Act).  All such forward-looking statements are intended to be subject to the safe harbor protection provided by the Reform Act.  A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements.  These factors include, but are not limited to, the impact of weather variations on customer usage, customer growth rates, the effects of regulation/deregulation, the timing and amount of rate relief, and changes in rate design.

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SOUTHWEST GAS CONSOLIDATED EARNINGS DIGEST
(In thousands, except per share amounts)

QUARTER ENDED SEPTEMBER 30,	2007	2006

Consolidated Operating Revenues	$371,524	$351,800

Net Loss	$9,318	$10,736

Average Number of Common Shares Outstanding	42,448	40,982

Loss Per Share	$0.22	$0.26

NINE MONTHS ENDED SEPTEMBER 30,	2007	2006

Consolidated Operating Revenues	$1,591,777	$1,459,643

Net Income	$40,109	$37,153

Average Number of Common Shares Outstanding	42,219	40,221

Basic Earnings Per Share	$0.95	$0.92

Diluted Earnings Per Share	$0.94	$0.91

TWELVE MONTHS ENDED SEPTEMBER 30,	2007	2006

Consolidated Operating Revenues	$2,156,892	$1,956,638

Net Income	$86,816	$67,408

Average Number of Common Shares Outstanding	42,060	39,957

Basic Earnings Per Share	$2.06	$1.69

Diluted Earnings Per Share	$2.04	$1.67

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SOUTHWEST GAS CORPORATION
SUMMARY UNAUDITED OPERATING RESULTS
(In thousands, except per share amounts)

	THREE MONTHS ENDED		NINE MONTHS ENDED		TWELVE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,		SEPTEMBER 30,
	2007	2006	2007	2006	2007	2006

Results of Consolidated Operations
Contribution to net income (loss) - gas operations	$(12,863)	$(13,780)	$32,910	$28,306	$76,077	$54,975
Contribution to net income - construction services	3,545	3,044	7,199	8,847	10,739	12,433
Net income (loss)	$(9,318)	$(10,736)	$40,109	$37,153	$86,816	$67,408

Earnings (loss) per share - gas operations	$(0.30)	$(0.34)	$0.78	$0.70	$1.81	$1.38
Earnings per share - construction services	0.08	0.08	0.17	0.22	0.25	0.31
Basic earnings (loss) per share	$(0.22)	$(0.26)	$0.95	$0.92	$2.06	$1.69
Diluted earnings (loss) per share	$(0.22)	$(0.26)	$0.94	$0.91	$2.04	$1.67

Average outstanding common shares	42,448	40,982	42,219	40,221	42,060	39,957
Average shares outstanding (assuming dilution)	-	-	42,607	40,610	42,469	40,343

Results of Natural Gas Operations
Gas operating revenues	$274,748	$273,041	$1,345,996	$1,235,351	$1,838,039	$1,658,259
Net cost of gas sold	141,825	148,527	834,453	760,847	1,107,594	989,281
Operating margin	132,923	124,514	511,543	474,504	730,445	668,978
Operations and maintenance expense	83,222	79,446	250,847	234,716	336,934	322,475
Depreciation and amortization	39,774	36,896	117,380	109,012	155,022	143,925
Taxes other than income taxes	7,848	9,515	28,253	25,752	37,495	34,515
Operating income	2,079	(1,343)	115,063	105,024	200,994	168,063
Other income (expense)	478	1,686	5,502	6,567	8,984	8,801
Net interest deductions	22,003	20,808	64,466	64,015	86,018	85,366
Net interest deductions on subordinated debentures	1,932	1,931	5,795	5,793	7,726	7,724
Income (loss) before income taxes	(21,378)	(22,396)	50,304	41,783	116,234	83,774
Income tax expense (benefit)	(8,515)	(8,616)	17,394	13,477	40,157	28,799
Contribution to net income (loss) - gas operations	$(12,863)	$(13,780)	$32,910	$28,306	$76,077	$54,975

SOUTHWEST GAS CORPORATION
SELECTED STATISTICAL DATA
SEPTEMBER 30, 2007

FINANCIAL STATISTICS
Market value to book value per share at quarter end	128%
Twelve months to date return on equity -- total company	9.5%
-- gas segment	8.7%
Common stock dividend yield at quarter end	3.0%

GAS OPERATIONS SEGMENT
			Authorized
	Authorized	Authorized	Return on
	Rate Base	Rate of	Common
Rate Jurisdiction	(In thousands)	Return	Equity
Arizona	$922,721	8.40%	9.50%
Southern Nevada	574,285	7.64	10.50
Northern Nevada	110,309	8.56	10.50
Southern California	102,703	8.74	10.38
Northern California	45,487	8.74	10.38
Paiute Pipeline Company (1)	82,853	9.44	11.80

(1) Estimated amounts based on rate case settlements.

SYSTEM THROUGHPUT BY CUSTOMER CLASS
	NINE MONTHS ENDED		TWELVE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
(In dekatherms)	2007	2006	2007	2006
Residential	53,941,505	50,622,071	71,079,930	66,524,478
Small commercial	23,379,275	23,002,870	31,362,053	30,743,143
Large commercial	9,516,396	9,494,716	12,847,212	12,171,919
Industrial / Other	7,820,051	11,223,458	11,520,845	14,745,872
Transportation	89,318,349	87,164,947	119,677,198	118,671,745
Total system throughput	183,975,576	181,508,062	246,487,238	242,857,157

HEATING DEGREE DAY COMPARISON
Actual	1,363	1,314	1,870	1,756
Ten-year average	1,398	1,405	1,949	1,968

Heating degree days for prior periods have been recalculated using the current period customer mix.